Exhibit 10.1

EXECUTIVE EMPLOYMENT AGREEMENT

between

TREASURE GLOBAL INC.

and

TEO CHONG CHAN

DATED           2025

Management Services Agreement

THIS EXECUTIVE EMPLOYMENT AGREEMENT (the “Agreement”) is dated 2025 and effective on (the “Effective Date”)

BETWEEN:

(1)	Treasure Global Inc. (Registration No.: 7908921), incorporated in the State of Delaware, with its registered business address at 276 5th Avenue Suit, 704, #739 New York, NY10001 (the “Company”) on the first part;

AND

(2)	Teo Chong Chan (NRIC.: 830616-06-5113), of No. 73 Jalan USJ13/4, 47620 Subang Jaya, Selangor (the “Executive”) of the other part,

(hereinafter jointly referred to as the “Parties” and, individually, as a “Party”).

RECITALS

A.	The Board of the Company has approved and appointed the Executive as the Executive Director of the Company.

B.	The Company desires to enter into a formal agreement with the Executive to set forth the terms and conditions governing the Executive’s employment.

NOW THEREFORE, in consideration of the recitals and mutual agreements herein set forth, the Company and the Executive agree as follows:-

1.	DEFINITIONS AND INTERPRETATION

In this Agreement, including without limitation the recitals and the schedules, unless the context otherwise requires:

1.1	the following expressions shall have the meaning set out against them:

“Agreement”	:	means this Executive Employment Agreement;

“Appointment”	:	Means the appointment of the Executive as Executive Director of the Company as provided under Clause 2;
“Board”	:	means the board of directors for the time being of the Company or the directors present at any meeting of the Board duly convened and held; and

Management Services Agreement

“Confidential Information”	:

means all information which the Company owns or is licensed to use and which it is entitled to protect against unrestricted disclosure to others, which is understood as being confidential in nature including but not limited to trade secrets, client/customers lists, drawing, know-how techniques, business and marketing plans, projections, arrangements and agreements with third parties and the Company, the financial affairs of the Company’s business, details of the Company’s clients and customers, any information proprietary to such clients or customers, formulae, concepts not reduced to material form, designs, plans and models;

1.2	where two (2) or more persons or parties are included or comprised in any expression, agreement, covenant, term, stipulation, representation, warranty and/or undertaking expressed to be made by or on the part of such persons or parties, the aforementioned shall be deemed to be made by and binding upon and enforceable against such persons or parties jointly and severally (unless otherwise expressly specified herein);

1.3	references to Clauses, Recitals and Schedules are to clauses, recitals, appendices and schedules to this Agreement and shall form an integral part of this Agreement;

1.4	the headings are for convenience only and shall not affect the interpretation hereof;

1.5	unless the context otherwise requires, words in the singular shall include the plural and the plural shall include the singular;

1.6	reference to “business day” means a day except a Saturday, Sunday or public holiday (gazetted or ungazetted and whether scheduled or unscheduled) on which banks and financial institutions are open for business in Kuala Lumpur, Malaysia; and

1.7	unless the context otherwise requires, a reference to one gender shall include a reference to the other genders.

2.	EMPLOYMENT

2.1	The Company hereby employs the Executive, and the Executive accepts the employment as Executive Director of the Company. As the Company’s Executive Director, the Executive shall render such services to the Company as are customarily rendered by the Executive Director of comparable companies and as required by the articles or by-laws of the Company.

3.	TERM AND RENEWAL

3.1.	The term of this Agreement shall commence on the date first written above (the “Effective Date”) and end on the first anniversary of the Effective Date, subject to the termination as provided in Clause 6 below. The Term shall automatically renew for an indefinite period unless otherwise no later than one hundred twenty (120) days prior to the end of the applicable Term either Party gives written notice of non-renewal (hereinafter referred to as “the Notice of Non-Renewal”) to the other Party, in which case Executive’s employment will terminate at the end of the then applicable Term, subject to termination as provided in Clause 6 below.

Management Services Agreement

4.	EXECUTIVE’S DUTIES AND BASIC OBLIGATION

4.1	The Executive shall during the Term of this Agreement use his best endeavours to carry out his duties and to protect and promote the interest of the Company.

4.2	The Executive shall:

(a)	devote his time, attention and skill to the discharge of the duties of his office as Executive Director of the Company;

(b)	faithfully and diligently perform such duties and exercise such powers as are consistent with his office;

(c)	in the discharge of such duties and in the exercise of such powers observe and comply with all lawful resolutions, regulation and discretion from time to time made or given by the Board;

(d)	serve along as a member of the senior leadership team with the CEO, COO, CFO, CTO and VP;

(e)	working closely and supporting CEO in part of the major corporate and strategic decisions, direct the company's overall growth, ensuring execution throughout the organization, by leveraging complementary strengths of each other;

5.	COMPENSATIONS AND BENEFITS

5.1	Unless otherwise agreed by Parties in writing, the Executive shall be entitled to the compensations and the benefits as stipulated hereunder in Schedule 1 during the Appointment.

6.	TERMINATION OF THE APPOINTMENT

6.1	Either Party may terminate this Agreement by giving the other not less than one hundred twenty (120) days’ prior written notice of such termination. The Company may at its sole and absolute discretion pay a proportionate amount of Salary (as hereinafter defined) in lieu of any required period of notice.

6.2	Without prejudicing and in addition to any other provision of this Agreement, the Company shall be entitled to terminate the Appointment by one (1) month’s notice in writing given at any time if the Executive shall have been incapacitated or prevented by reason of ill health injury or accident from performing his duties hereunder for a period of or periods aggregating 90 days in 12 months preceding the giving of such notice.

Management Services Agreement

7.	RESTRICTIVE COVENANTS

7.1	The Executive hereby agrees undertakes and warrants that, during the Appointment and for a period of 6 months thereafter, he shall not be (unless with the approval of Board), either alone or in association or partnership with or as an employee, principal, agent, director, manager, member, shareholder, unit-holder, beneficiary or trustee of, as a consultant or adviser to any person or otherwise, or directly or indirectly engaged or concerned with or interested in any other business which is in any respect in competition with or similar to any part of the business carried out by the Company.

7.2	The Executive further agrees, undertakes and warrants that during the Term of his employment, he shall not:

(a)	solicit or entice or endeavour to solicit or entice away from the Company any director, manager or employee of any such Company whether or not such person would commit any breach of his contract of employment by reason of leaving the service of such Company;

(b)	in competition with the Company seek, endeavour to entice away or solicit business from any person, firm, company, organization, concern, undertaking, body corporate to whom the Company at any time during the Appointment made a pitch or presentation or an offer or request to provide services;

(c)	seek or accept employment with or engagement by or otherwise perform services for on engage in business with or be in any way interested in or connected with any parties that would be in competition with the Company;

(d)	interfere or seek to interfere with or make arrangement which have the effect of harming contractual or other trade relations between the Company and any other third parties;

(e)	communicate to any person, concern, undertaking, firm or body corporate orally or in writing anything which is intended to or which will or may damage the reputation of the Company whether directly or indirectly and whether on his own behalf or with for or on behalf of any other person, concern, undertaking, firm or body corporate; or

(f)	With respect to any Confidential Information disclosed to the Executive or to which the Executive has access, the Executive shall maintain strict confidence, either during or after the termination of the Appointment without limit in point of time and shall not deal with the same in any other manner except as authorised or required by the duties herein provided.

Management Services Agreement

7.3	The foregoing restrictions on the Executive’s right to use and disclose Confidential Information shall not apply to any Confidential Information which:

(a)	is or becomes public knowledge other than through the fault of the Executive;

(b)	the Executive received the express written approval of the Company to use or disclose to the extent and in the manner permitted by the Company; or

(c)	the Executive is required to disclose pursuant to the lawful requirement or request of a governmental agency having jurisdiction over it, provided that, the Executive shall give the Company notice of same as soon as practicable.

7.4	Whilst the restrictions contained in this Clause are considered by the Parties to be reasonable in all circumstances it is recognised that restrictions of the nature in question may fail for technical reasons unforeseen and accordingly it is hereby agreed and declared that if any such restrictions shall be adjudged to be void as going beyond what is reasonable in all the circumstances for the protection of the interest of the Company but would be valid if part of the wording thereof were deleted or the periods (if any) thereof were reduced the said restriction shall apply with such modifications as may be necessary to make it valid and effective.

8.	GOVERNING LAW AND JURISDICTION

8.1	This Agreement shall be governed by and construed in accordance with the laws of Malaysia.

8.2	Any dispute arising from, out of or in connection with this Agreement shall be settled through friendly consultation between the Parties. Such consultations shall begin immediately after one Party has delivered to the other Party a written request for such consultations.

8.3	The courts of Malaysia shall have non-exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this Agreement or its subject matter.

9.	PREVIOUS AGREEMENT

9.1	This Agreement shall be in substitution for any previous contracts, agreements, arrangements or understandings between the Company and the Executive concerning or relating to the provisions of services by the Executive (whether as employee or consultant or otherwise) and any such contracts, agreements, arrangements or understandings are hereby terminated.

Management Services Agreement

10.	NOTICES

10.1	All correspondence or notices required or permitted to be given under this Agreement shall be given in English and sent by mail, telefax, electronic mail or delivered by hand at the following addresses:

If to the Company:

Company Name	:	TREASURE GLOBAL INC. (Company No.7908921)

Service Address	:	276, 5th Avenue Suit 704, #739 New York, NY10001

Email	:	Carlson.thow@treasuregroup.org

Attention	:	Carlson Thow

OR

If to the Executive:

Name	:	TEO CHONG CHAN

Service Address	:	No. 73, Jalan USJ 13/4, 47620 Subang Jaya, Selangor
Email	:

Attention	:	Sam Teo

or such other address, email address or telefax number as either Party may designate to the other Party in writing.

11.	AMENDMENT

11.1	This Agreement may not be amended, supplemented or modified except by a written agreement or instrument signed by or on behalf of the Parties hereto.

12.	SEVERABILITY

12.1	Any provision of this Agreement which is prohibited by or is unlawful or unenforceable under any applicable law actually applied by any court of competent jurisdiction shall, to the extent required such law, be severed from this Agreement and rendered ineffective so far as possible without modifying the remaining provisions of this Agreement. Where, however, the provisions of any such applicable law may be waived, they are hereby waived by the Parties to the fullest extent permitted by such law to the intent that this Agreement shall be a valid and binding agreement enforceable in accordance with its terms.

Management Services Agreement

13.	FORCE MAJEURE

13.1.	Neither Party shall incur liability of any kind or nature whatsoever in relation to the other Party in the event of a failure to perform any of its obligations hereunder directly or indirectly caused by circumstances beyond the relevant Party’s reasonable control, such as war or war-like activities, government orders, riots, civil commotion, strike, lock-out or similar actions, an act of God, peril of the sea or any other similar cause.

14.	MISCELLANEOUS

14.1.	None of the provisions of this Agreement shall be deemed to constitute a partnership or joint venture between the Parties for any purpose.

14.2.	Upon termination of this Agreement, the Executive shall surrender to the Company any and all books, records, documents, Confidential Information and other property in the possession or control of the Executive relating to this Agreement and to the business, finance, technology, trademark or affairs of the Company and its subsidiaries, and except as required by law, shall not retain any copies of the same.

14.3.	No term of this Agreement is enforceable by a person who is not a Party to it.

14.4.	Time is of the essence of this Agreement.

14.5.	The failure of either party to enforce any term of this Agreement shall not act as a waiver. Any waiver must be specifically stated as such in writing.

14.6.	In the event there is any conflict or inconsistency between the terms and conditions of this Agreement and the terms and conditions of the Company’s subsidiary Letter of Offer, Employment Letter or Letter of Appointment, the terms and conditions of this Agreement shall prevail.

14.7.	This Agreement shall be binding upon and inure to the benefit of the assign and successor-in-title of the Company and/or the Executive. The Executive shall not assign his rights, liabilities and remedies under this Agreement to any person without prior written consent of the Company.

14.8.	This Agreement may be executed in one or more signed counterparts, facsimile or otherwise, which shall together form one instrument. Subject to compliance of the relevant written laws, Parties agree that either or both Parties may execute this Agreement by way of electronic signature or digital signature.

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Management Services Agreement

IN WITNESS WHEREOF this AGREEMENT has been signed as and on behalf of each of the Parties hereto and delivered on the date first above written.

COMPANY

Signed for and on behalf of Treasure Global Inc (Company No. 7908921) in the presence of	) ) ) ) )

…………………………………	…………………………………
* Witness/Signatory	Signatory

Name (in full):	Name (in full): Carlson Thow

NRIC/Passport No.:	NRIC/Passport No.:

*strikeout whichever is not applicable

AND

EXECUTIVE

Signed for or on behalf of	)
TOE CHONG CHAN	)
(NRIC: 830616-06-5113))
in the presence of:	)	……………………………………………..

…………………………………
* Witness/Signatory

Name (in full):

NRIC/Passport No.:

* strikeout whichever is not applicable

Schedule 1

EXECUTIVE’S COMPENSATION AND BENEFITS

1.	Salary (per month):	As per your Letter of Offer dated 23rd September 2025
2.	Equity Compensation

In consideration to your appointment as Executive Director of the Company, the Company agree that you shall be entitled an additional equity compensation valued at US$120,000.00 per annum. The number of shares to be issued shall be determined based on the Volume Weighted Average Price (VWAP) of the Company’s share for the relevant period of issuance.

The equity compensation shall be computed on a pro-rated monthly basis however, the Company shall retain the absolute right and discretion to determine the timing and manner of any issuance, and may issue the said share at any time and from time to time as the Company deems fit.

3.	Equity Incentive Plan	As per your Letter of Offer dated 23rd September 2025

[End of Schedule 1]